UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 9, 2005

EVANS & SUTHERLAND COMPUTER CORPORATION

 (Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

0-8771	87-0278175
(Commission File Number)	(IRS Employer Identification No.)

600 Komas Dr, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

801-588-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)         On November 9, 2005, Evans & Sutherland Computer Corporation (the “Company”) announced the resignation of the Company’s Chief Financial Officer, Kevin A. Paprzycki, effective November 23, 2005.

A copy of the press release issued by the Company on November 9, 2005 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(c)          On November 9, 2005, the Company announced the appointment of Lance Sessions as Acting Chief Financial Officer, effective November 23, 2005, until a permanent replacement is named.

There are no familial relationships between Mr. Sessions and any other director or executive officer of the Company.  Since the beginning of the Company’s last fiscal year, there have been no transactions, or series of transactions, between Mr. Sessions or any member of his immediate family and the Company in which the amount involved exceeded $60,000 and in which Mr. Sessions or his immediate family have, or will have, a direct or indirect material interest.

Prior to Mr. Sessions’ appointment as Acting Chief Financial Officer, Mr. Sessions held positions as Director, Finance since April 2005, Manager, Treasury/SEC Reporting from 2003 until 2005, Senior Financial Analyst from 2000 until 2002.  Mr. Sessions received a Masters in Business Administration from the University of Arizona, a Bachelor of Business Administration in Accounting from The University of Texas at Austin, and is a Certified Public Accountant.  Mr. Sessions is 38 years old.

A copy of the press release issued by the Company on November 9, 2005 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description
99.1	Evans & Sutherland Computer Corporation Press Release dated November 9, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVANS & SUTHERLAND COMPUTER CORPORATION

Date: November 9, 2005	/s/ Kevin A. Paprzycki
Kevin A. Paprzycki
Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Evans & Sutherland Computer Corporation Press Release dated November 9, 2005.